EXHIBIT 10.11


                         FULL RECOURSE PROMISSORY NOTE


This Full Recourse Promissory Note (the "Note") is hereby tendered by Nurieel Akhamzadeh, ("Promissor") an individual whose address is 4020 Moorpark Avenue, Suite #117, San Jose, CA 95117 to Circle Group Holdings, Inc., an Illinois corporation (the "Company").

1. OBLIGATION. For value received, (453,333 shares of common stock of Circle Group Holding, Inc.), receipt of which is hereby acknowledged, Promissor hereby promises to pay to the order of the Company on or before June 30, 2004 (the "Due Date") at the Company's principal place of business located at 1011 Campus Drive, Mundelein, Illinois 60060, or at such other place as the Company may direct, the principal sum of Two Million Forty Thousand Dollars and No Cents ($2,040,000.00). Except as provided in Section 3 below, no interest will accrue or be payable by Promissor on the principal sum. Payments hereunder shall be made in lawful tender of the United States.

2. EVENTS OF DEFAULT. Promissor will be deemed to be in default under this Note upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):
(i) upon Promissor's failure to make any payment when due under this Note; which failure shall continue for a period of ten (10) days after such due date; (ii) the failure of any representation or warranty in the Agreement to have been true, the failure of Promissor to perform any obligation under the Agreement, or upon any other material breach by the Promissor of the Agreement; (iii) upon the filing by Promissor of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under federal law or law of any other jurisdiction for the general relief of debtors; or (v) upon the execution by Promissor of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Promissor's assets or property.

3. ACCELERATION; REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, at the option of the Company, all amounts owed under this Note shall become due and payable, without notice or demand on the part of the Company, thirty (30) days from the occurrence of the Event of Default (the "Accelerated Due Date"). The Company will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Promissor, and may pursue any legal or equitable remedies that are available to it. Interest shall accrue from the Accelerated Due Date on all unpaid amounts at the rate of the lower of ten percent (10%) per annum, compounded monthly or the highest rate permitted by law.

4. PREPAYMENT. Prepayment of principal and/or other amounts owed under this Note may be made at any time without penalty. Unless otherwise agreed in writing by the Company, each payment will be applied to the extent of available funds from such payment in the following order: (i) first to the accrued and unpaid costs and expenses under the Note Agreement, (ii) then to accrued but unpaid interest, and (iii) lastly to the outstanding principal.

5. WAIVER. Promissor hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

6. GOVERNING LAW; WAIVER. The validity, construction and performance of this Note will be governed by the internal laws of the State of Illinois, excluding that body of law pertaining to conflicts of law.

7. SUCCESSORS AND ASSIGNS. This Note is personal to Promissor and may not be transferred or assigned by Promissor. This Note will inure to the benefit of the permitted heirs, personal representatives, successors and assigns of the parties hereto.

8. MODIFICATION; ENTIRE AGREEMENT. This Note will not be amended without the written consent of both parties hereto. This Note, together with the Letter Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

9. ATTORNEYS' FEES. If suit is brought for collection of this Note, Purchaser agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

IN WITNESS WHEREOF, Promissor and the Company have each executed this Note as of the date and year first above written.

Circle Group Holdings, Inc.                             Promissor

/s/ Gregory J. Halpern - CEO                            /s/ Nurieel Akhamzadeh
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Gregory J. Halpern - CEO                                Nurieel Akhamzadeh